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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHAMGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : APRIL 25, 2000

                        Commission file number 001-07155


                           R.H. DONNELLEY CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                                         13-2740040
        --------                                         ----------
(State of Incorporation)                   (I.R.S. Employer Identification No.)


One Manhattanville Road, Purchase N.Y.                     10577
--------------------------------------                     -----
(Address of principal executive offices                  (Zip Code)



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                        Commission file number 333-59287

                              R.H. DONNELLEY INC. *
                              ---------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                      36-2467635
         --------                                      ----------
  (State of Incorporation)                 (I.R.S. Employer Identification No.)


 One Manhattanville Road, Purchase N.Y.                   10577
 --------------------------------------                   -----
 (Address of principal executive offices)               (Zip Code)


       Registrants' telephone number, including area code (914) 933-6400
                                                          --------------

* R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation which became subject to the filing requirements of Section 15(d)on October 1, 1998. As of April 28, 2000, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.


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ITEM 5.  OTHER EVENTS

On April 27, 2000, R.H. Donnelley announced that Donnelley and Bell Atlantic had entered into a non-binding letter of intent to mutually terminate its two New York State sales agency agreements with Bell Atlantic Directory Group, the longest of which was previously scheduled to expire at the end of 2005. In connection with the termination of these agreements, Bell Atlantic would assume a substantial number of employees and the leased real estate facilities and related assets previously utilized by Donnelley in connection with its performance under these agreements. The closing is expected to take place by the end of May 2000 and will be subject to customary closing conditions.

R.H. Donnelley also announced that it had extended its business relationship with Sprint Corporation's directory publishing group through 2010. The new arrangement modifies the existing partnership agreement between Donnelley and Centel Directory Company (a subsidiary of Sprint) and replaces the existing sales agency agreement, each of which were scheduled to expire at the end of 2004. The new arrangement becomes effective with respect to directories published from and after July 1, 2000 and covers all of the Sprint markets currently served by Donnelley with the exception of Orlando, Florida, which remains covered by a separate agreement.

Lastly, R.H. Donnelley announced that it had entered into a definitive agreement to sell all of its assets and operations associated with its only remaining proprietary directory operation, the Cincinnati One Book Yellow Pages(TM), to Yellow Book USA, Inc. for $8 million. The agreement was executed on April 25, 2000 and the closing of the sale is expected to take place later today.

ITEM 7.  EXHIBITS

None.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           R.H. Donnelley Inc.


                           By:     /s/ Stephen B. Wiznitzer
                                   ------------------------
                                       Stephen B. Wiznitzer
                                       Senior Vice President and General Counsel